Exhibit 10.6
RESTRICTED SHARE AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”), is made effective as of the ___ day of _________, 20__, (the “Date of Grant”), between Oak Street Net Lease Trust, a Maryland statutory trust (the “Company”), and ______________ (the “Participant”):
R E C I T A L S:
WHEREAS, the Board has determined that it would be in the best interests of the Company and its shareholders to grant the restricted share award provided for herein (the “Restricted Share Award”) to the Participant pursuant to the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Definitions. The following definitions shall be applicable throughout the Agreement:
(a)“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(b)“Board” means the Board of Trustees of the Company.
(c)“Change in Control” shall mean the occurrence of any of the following events:
(i)any Person or Group, other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly of more than 30% of the total voting power of the voting shares of the Company (or any entity which controls the Company) within a 12-month period, including by way of merger, consolidation, tender or exchange offer, or otherwise;
(ii)a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 70% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the Person or Persons who were the “beneficial owners” of the outstanding voting securities entitled to vote generally in the election of trustees of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction;

(iii)the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group other than the Permitted Holders; or
(iv)during any period of 12 months, individuals who at the beginning of such period constituted the Board (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the trustees of the Company, then still in office, who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.
(d)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.
(e)“Disability” shall have the meaning of such term as set forth in Section 409A of the Code. The Disability determination shall be in the sole discretion of the Board.
(f)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.
(g)“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
(h)“Permitted Holder” means any of the following: (i) the Company, Blue Owl Capital Inc. or any of their respective Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.
(i)“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
2.Grant of the Restricted Shares. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Share Award consisting of _________ Shares (hereinafter called the “Restricted Shares”), issued as of _______ based on the net asset value of such Restricted Shares calculated on _________. The Restricted Shares shall vest and become nonforfeitable in accordance with Section 3 hereof.
3.Vesting.
(a)Subject to the Participant’s continued service on the Board (“Board Service”), the Restricted Shares shall vest and become non-forfeitable with respect to 100% of the Restricted Shares on _________. Notwithstanding the foregoing, in the event the Participant’s Board Service ends due to the Participant’s death or Disability, then the Restricted Shares shall be deemed to fully vest on the date of such death or Disability, as applicable.
(b)If the Participant’s Board Service with the Company ends for any reason other than the reasons set forth in 3(a) above, the Restricted Shares, to the extent not previously vested, shall be forfeited by the Participant without consideration.
(c)Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change in Control, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested.
4.Book Entry Ownership. The Company shall recognize the Participant’s ownership of the Restricted Shares through uncertificated book entry. To the extent required by the Company, the Participant shall deliver to the Company a share power, duly endorsed in blank, relating to the Restricted Shares that have not previously vested.
5.Rights as a Shareholder. The Participant shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to Section 3 hereof, and as record owner shall be entitled to all rights of a shareholder of the Company, including, without limitation, voting and dividend rights with respect to the Restricted Shares; provided that the Restricted Shares that have not previously vested shall be subject to the limitations on transfer and encumbrance set forth in Section 8.
6.Notations. To the extent applicable, all book entries representing the vested Restricted Shares shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Restricted Shares are listed, and any applicable Federal or state laws, and the Board may cause notations to be made next to the book entries to make appropriate reference to such restrictions.
7.No Right to Continued Board Service. The granting of the Restricted Shares evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Board Service of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Board Service of such Participant.
8.Transferability. The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 3, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
9.Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to (but is not required to) withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Restricted Shares and to take such action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such withholding taxes.

10.Securities Laws. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Board may reasonably request in order to comply with applicable securities laws or with this Agreement.
11.Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
12.Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflicts of laws.
13.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.

OAK STREET NET LEASE TRUST

Name:
Title

PARTICIPANT

Name:
Title
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